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                                                                   EXHIBIT 3.1.2

                                 AMENDMENT NO. 2
                                       TO
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         HERITAGE PROPANE PARTNERS, L.P.


         This Amendment No. 2 (this "Amendment") to the Amended and Restated Agreement of Limited Partnership of Heritage Propane Partners, L.P. (the "Partnership"), dated as of June 27, 1996 (the "Original Agreement") as amended by Amendment No. 1 dated as of August 9, 2000 (the "First Amendment") (the Original Agreement and the First Amendment are collectively the "Partnership Agreement") is entered into effective as of January 5, 2001, by Heritage Holdings, Inc., a Delaware corporation (the "General Partner"), as the general partner of the Partnership, on behalf of itself and the Limited Partners of the Partnership. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

                                    RECITALS

                  WHEREAS, Section 3 of the First Amendment provides for its effectiveness to be conditioned upon the failure of the Partnership's securityholders to approve a change in the terms of the Class B Subordinated Units to provide that they are convertible as provided in
         Section 2 thereof by the requisite vote on or before January 7, 2001;
         and

                  WHEREAS, the General Partner, holders of not less than a majority of the Partnership's Class B Subordinated Units, and the Partnership have requested that the vote of securityholders be delayed until a date on or prior to December 31, 2001; and

                  WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Partnership Agreement, to execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect a change that, in the discretion of the General Partner, does not adversely affect the Unitholders in any material respect; and

                  WHEREAS, the General Partner has in the exercise of its discretion determined that the adoption of the Amendment will not adversely affect the Unitholders in any material respect; and

                  WHEREAS, Section 13.3 of the Partnership Agreement provides that any amendment that would have a material effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Partnership Interests of the class affected; and


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                  WHEREAS, the Amendment was approved by the holders of not less than a majority of the Class B Subordinated Units.

         NOW, THEREFORE, the Partnership Agreement is hereby amended to amend
Section 3 of the First Amendment such that the date referred to in the first sentence of Section 3 is changed from "January 7, 2001" to "December 31, 2001."

         RATIFICATION OF PARTNERSHIP AGREEMENT. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

         GOVERNING LAW. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                         GENERAL PARTNER:

                                            HERITAGE HOLDINGS, INC.


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------


                                         LIMITED PARTNERS:

                                            All Limited Partners now and
                                            hereafter admitted as limited
                                            partners of the Partnership,
                                            pursuant to Powers of Attorney now
                                            and hereafter executed in favor
                                            of, and granted and delivered to,
                                            the General Partner.

                                            By:  Heritage Holdings, Inc.,
                                                 General Partner,
                                                 as attorney-in-fact for all
                                                 Limited Partners pursuant to
                                                 the Powers of Attorney granted
                                                 pursuant to Section 2.6 of the
                                                 Partnership Agreement.


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

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